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HEALTHAXIS INC.                                                       EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE


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
(In thousands except per share data)                                       Three Months Ended June 30      Six Months Ended June 30,
                                                                             2000              1999          2000             1999
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Primary Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                             ($13,388)         ($10,539)      $(25,061)       $(13,440)

WEIGHTED AVERAGE SHARES:
   Common stock                                                             13,098            12,039         13,072          11,797
   Common stock equivalents applicable to stock options and warrants                                               *               *
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      Total                                                                 13,098            12,039         13,072          11,797
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PRIMARY EARNINGS (LOSS) PER SHARE:                                           (1.02)        $   (0.88)      $  (1.92)       $  (1.14)
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Fully Diluted Earnings (Loss) Per Share

NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                              (13,388)         $(10,539)      $(25,061)       $(13,440)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                             13,098            12,039         13,072          11,797
   Common stock equivalents applicable to stock options and warrants              *                 *              *               *
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      Total                                                                 13,098            12,039         13,072          11,797
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                     (1.02)        $   (0.88)      $  (1.92)       $  (1.14)
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   * Anti-dilutive; therefore effects have been excluded.
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